ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.


                                                                   EXHIBIT 10.12

                        VENDOR PAYMENT SERVICES AGREEMENT

THIS VENDOR PAYMENT SERVICES AGREEMENT ("Agreement") is made as of the 29th day of June, 2005 ("Effective Date")

BETWEEN

1. EDDIE BAUER, INC., a Delaware corporation, with its principal place of business located at 15010 NE 36th Street, Redmond, WA 98052 USA ("EB"); and

2. OTTO INTERNATIONAL (HONG KONG) LIMITED, a Hong Kong corporation whose registered office is at 6th Floor Alexandra House, 16-20 Chater Road, Central, Hong Kong ("OIHK").

WHEREAS,

(A) EB enters into contracts to purchase goods from various vendors with the assistance of Eddie Bauer International Ltd ("EBI"), a buying agent.

(B) Such contracts are comprised of a purchase order form ("PO") and various other documents and information incorporated into such contract.

(C) Some of such contracts may specify that payment for the subject goods shall be made by OIHK within a time frame listed on the PO at a price equal to the price listed on the PO minus (a) EB's Volume Discount (as referenced in such purchase contract) and (b) the below defined Service Fee ("Net Purchase Price").

(D) Such contracts that satisfy the above conditions shall be referred to as "Subject Contract(s)."

(E) Each Subject Contract requires the vendor to prepare and submit to EBI for its review and approval various documents ("Required Documents").

(F) Prior to delivery of the goods ( as defined and identified in the Subject Contracts), EBI performs other functions, including inspections, testing, and certifications (collectively "EBI Pre-Delivery Functions").

(G) After review and approval of the Required Documents by EBI and completion of the EBI Pre-Delivery Functions, EBI provides copies of the Required Documents to OIHK, together with EBI's approval thereof (collectively "EBI Submission").

(H) Subject to the terms and conditions hereof, EB desires that OIHK pay the Net Purchase Price of the invoices listed on the EBI Submissions on EB's behalf and OIHK desires to make such payments on EB's behalf.

THEREFORE, EB and OIHK agree as follows:

1. EB and OIHK agree to the accuracy of the above recitals. Exhibit A attached hereto is hereby incorporated herein.

2. On each Submission Day, OIHK shall provide a Payment List to EB. "Submission Day" shall mean each Tuesday and Thursday of each week; provided that, if a Submission Day shall fall on a legal holiday under the laws of Washington State, the United States or Hong Kong (or any political subdivision of the foregoing), the Submission Day shall be deferred until the next business day. "Payment List" shall mean a list (in a form as EB shall specify from time to time) of the following items with respect to each invoice identified on each EBI Submission received by OIHK since the prior Submission Day: (a) the vendor, (b) invoice number, (c) applicable PO number(s), (d) the

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ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS
BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.


purchase price listed on the applicable PO's, (e) the EB Volume Discount applicable thereto, (f) the Service Fee applicable thereto, and (g) the applicable Net Purchase Price. The Payment List shall by sent to EB by email (or, if email shall be temporarily interrupted, by fax) to such email address (or fax number) as EB shall hereafter specify from time to time.

3. Within one (1) business day of its receipt of the Payment List, EB shall, by wire transfer to such account as OIHK shall hereafter specify from time to time, pay the Net Purchase Price, plus the Service Fee, for each invoice listed on Payment List; provided EB shall not be obligated to pay the Net Purchase Price or Service Fee if, pursuant to the Subject Contract, EB is entitled to withhold, defer or reduce payment of the Net Purchase Price, including such entitlement arising out of the failure of the subject vendor to perform its obligations under any contract with EB (collectively "Elected Remedy"); provided, if EB shall exercise an Elected Remedy, EB shall communicate such exercise, including the reasons therefor to OIHK. EB's payment of the Net Purchase Price and the Service Fee for an invoice shall constitute EB's permission to OIHK to pay such Net Purchase Price to the vendor listed on the subject invoice. Upon receipt of such permission, OIHK shall pay the Net Purchase Price for each invoice in compliance with the payment provisions listed on the applicable PO(`s). In no event shall OIHK make any payment without such permission from EB. OIHK shall provide confirmation (in such form as EB shall reasonably require) for each payment made pursuant to this Agreement within one (1) business day of such payment.

4. This Agreement shall commence on the Effective Date and shall continue until terminated. This Agreement may be terminated for any reason by either party hereto upon 180 days prior written notice. This Agreement may be terminated after 30 days prior written notice and opportunity to cure by any party if, after the expiration of such 30 day period, the other party hereto shall continue to be in breach of its obligations hereunder.

5. Adjusted Purchase Price shall mean the total vendor cost listed on the PO(`s) for each item listed on the invoice minus the Volume Discount applicable thereto. The Service Fee for any invoice shall be the lesser of (a) [***]% of the Adjusted Purchase Price for the invoice or (b) [***]. The parties hereto acknowledge that one invoice may reference multiple PO's and that the Service Fee is calculated on a "per invoice," not a "per PO" basis.

6. OIHK covenants, represents and warrants that, except for any payment to EBI made pursuant to EB's Buying Agency Agreement, neither OIHK nor any Affiliate shall directly or indirectly receive any compensation, consideration, rebate, gift, remuneration or any other item, including any reduction in the Net Purchase Price, with respect to any Subject Contract.

7. In the event that EB shall exercise an Elected Remedy or there shall exist a dispute between EB and any vendor with whom EB shall have entered into a Subject Contract (collectively "Dispute"), OIHK shall cooperate with EB to (a) facilitate EB's exercised of an Elected Remedy or any other remedy available to EB under any Subject Contract and (b) achieve resolution of any Dispute on terms and conditions acceptable to EB in its sole discretion. In no event shall OIHK
(i) waive, limit, or prejudice any right, remedy or position of EB or (ii) modify any Subject Contract.

8. OIHK shall indemnify EB for all losses, damage, expenses, damages, claims, expenses and costs, including any attorney's fees, expert fees, court costs or other fees and costs incurred in connection therewith, arising directly or indirectly from the breach of OIHK's obligations under this Agreement.

                                       2
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ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS
BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.


9. OIHK hereby assumes, for the benefit of EB and the vendor of any Subject Contract, the obligation to pay the Net Purchase Price of any invoice for a Subject Contract, which payment shall be made only (a) if it is due under the Subject Contract (as determined by EB), (b) if EB has provided permission for such payment as described herein, and (c) EB has paid OIHK the Adjusted Purchase Price of such invoice. EB may disclose and provide written evidence of this assumption to any potential vendor. OIHK acknowledges receipt of $500,000.00 (U.S. Dollars) paid by EB to OIHK ("Fund"). OIHK shall hold the Fund in a segregated account until termination of this Agreement. OIHK may use the Fund to pay the Net Purchase Price of any invoice only if (1) payment of such Net Purchase Price of such invoice is then due, (2) payment of such Net Purchase Price is not subject to any deferral, reduction, offset, any Elected Remedy or other remedy (as determined by EB in good faith), and (3) EB fails to pay the Adjusted Purchase Price of such invoice after ten days written demand therefor by OIHK, which demand shall be subsequent to and different from the Payment List. If OIHK shall use such Fund as provided above, upon ten (10) days demand from OIHK, the Fund shall be replenished by EB so that the total amount of U.S. Dollars in the Fund is $500,000. Upon termination of this Agreement, the Fund shall be immediately paid by OIHK to EB.

EDDIE BAUER, INC.

By: /s/ Barbara Caalim
---------------------------------------------------

OTTO INTERNATIONAL (HONG KONG) LIMITED

By: /s/ J. K. Tulleners
     J. K. Tulleners, its Managing Director

                                        3
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ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS
BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.


                 EXHIBIT A to: Vendor Payment Services Agreement

               (Standard Eddie Bauer, Inc. Contractual Provisions)

      The below provisions are incorporated into the attached Agreement by and between Eddie Bauer, Inc, ("EB") and Otto International (Hong Kong) Limited ("Principal").

      1. Principal Conduct. When performing its obligations under this Agreement ("Subject Conduct"), Principal shall comply with all applicable law, including (without limitation) the United States Foreign Corrupt Practices Act. With respect to Subject Conduct, applicable law shall mean any law applicable in any country, including any political subdivision thereof, (a) in which Principal is deemed to conduct business on behalf of EB, or (b) that asserts jurisdiction over any aspect of Subject Conduct. Principal shall not obtain a direct or indirect ownership interest in, or any control of, or any financial interest in, any vendor under a Subject Contract or an Affiliate thereof (hereinafter "Vendor"), receive directly or indirectly any payment, rebate, gift or other form of remuneration or other item from any Vendor, provide any release or waiver to a Vendor, agree to any modification of any term or condition of a subject Contract, cause EB to incur any obligations beyond those to which EB has expressly agreed in a Subject Contract, conduct business under any trade name owned, used by or licensed to EB, including the trade name "EB" except as provided, if at all, in any separate written license agreement (the parties hereto acknowledge that this subparagraph shall not modify such license in any way); provided that the foregoing restriction shall not prohibit Principal from accurately explaining to a Vendor its role and obligations pursuant to this Agreement, participate in, allow any Vendor or EBI to engage in, or fail to provide prompt notice to EB of any conduct by a Vendor or EBI related to, any fraudulent, unlawful or unethical conduct, or permit or engage in conduct prohibited by or inconsistent with the Subject Contract.

      2. Confidentiality. Information shall be deemed proprietary or confidential if (a) it is considered by EB to be proprietary or confidential and Principal or its Affiliate(s) know or has reason to know that EB considers it to be proprietary or confidential, or (b) it is the type of information that is treated as proprietary or confidential by regional or national retailers in the United States. Without limiting the foregoing, any information concerning the design, specifications, or manufacture of goods, the contents of the following
Agreements: this Agreement and the Subject Contracts referenced herein, merchandising or other retail strategies, including cost and pricing data, and customer lists shall be conclusively deemed to be proprietary or confidential. Any and all information disclosed by EB that is proprietary or confidential and is disclosed in any manner (and regardless of whether such information is specifically labeled as such) is considered confidential information, unless such information falls within the exceptions set forth below (hereinafter "Confidential Information"). Principal agrees to hold any Confidential Information disclosed to it in confidence, to cause its employees, agents or other third parties to hold such Confidential Information in confidence, and to use its best efforts (and, in all events, no less than the same standard of care and procedures used to protect its own proprietary and confidential information) to protect the confidential nature of the Confidential Information. Principal shall not disclose Confidential Information to others or use it for purposes other than to perform its obligations under this Agreement. Principal agrees to limit disclosure of Confidential Information to those employees or agents necessary for the performance of Principal's obligations hereunder and only to such employees and agents who have agreed to be bound by the obligations herein. Principal hereby acknowledges that it is aware, and agrees that it will advise all of those persons who are involved in the performance of Principal's obligations hereunder, that applicable law, including securities laws, may prohibit any person who has received material, non-public information concerning EB (including information about EB or its business that is not generally available to the public) from purchasing or selling securities of EB while in possession of such non-public information, and from communicating that information to any other person who may purchase or sell securities of EB or who may otherwise violate such laws by the use or communication thereof. Buying Agent specifically acknowledges these obligations and agrees to be bound thereby. Confidential Information shall not include any information which (a) was publicly available at the time of disclosure; (b) became publicly available after disclosure without breach of this Agreement by the Principal; (c) was in Principal's possession prior to disclosure, as evidenced by Principal's written records, and was not the subject of an earlier confidential relationship with EB; (d) was rightfully acquired by Principal after disclosure by EB from a third party who was lawfully in possession of the information and was under no obligation to EB to maintain its confidentiality; (e) is independently developed by Principal's employees or agents who have not had access to the Confidential Information; or (f) is required to be disclosed by Principal pursuant to judicial order or other compulsion of law, provided that Principal shall provide to EB prompt notice of such order and comply with any protective order imposed on such disclosure. At any time requested by EB, Principal Agent shall return or destroy all documents, samples or other materials embodying Confidential Information, shall retain no copies thereof, and shall certify in writing that such destruction or return has been accomplished.

      3. Conflict Resolution. In the event of a breach of this Agreement by Principal, EB shall be entitled to all rights and remedies contained in this Agreement or as otherwise provided under applicable law. To the greatest extent allowed under applicable law, all of EB's remedies under this Agreement or applicable law shall be cumulative and the election of a particular remedy shall not preclude or limit EB from electing or relying upon any other such remedy. Without regard to any conflicts of law provisions, this Agreement shall, for all purposes, be governed by and be construed in accordance with the laws of the State of Washington; provided that the foregoing agreement concerning choice of law applicable to the construction of this Agreement shall not limit Principal's obligation to comply with any other law applicable to the Payment Conduct. In the event of a dispute arising out of this Agreement (whether or not an action is commenced), the prevailing party in such dispute shall be entitled to recover from the other party its reasonable attorneys fees and costs (including, without limitation, expert fees) incurred in connection with such dispute. Principal submits to the jurisdiction of a court of competent jurisdiction sitting in King County, Washington, U.S.A. in connection with any dispute arising out of this Agreement or matters related hereto, and, unless specifically waived in writing signed by EB, venue shall be proper in the event of such a dispute only in such a court.

      4. Amendments. Any future amendments to this Agreement or waiver of the rights or remedies hereunder must be agreed to in a writing signed by both parties. Principal's interest in this Contract may not be assigned and its obligations hereunder may not be delegated without the written consent of EB. The invalidity or unenforceability of any provision in this Agreement shall not limit the enforcement of any other provision. This Agreement shall be binding upon and benefit the parties hereto, their personal representatives, successors and assigns. This Agreement contains the complete statement of the parties' agreement as of the date hereof with respect to any matter mentioned herein. No prior agreement, correspondence, negotiations or understanding pertaining to any such matter shall be effective to construe, interpret or modify the terms hereof. Whenever EB is entitled to approve or consent under this Agreement, it shall be entitled to withhold, provide and/or condition its

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ANY TEXT REMOVED PURSUANT TO THE COMPANY'S CONFIDENTIAL TREATMENT REQUEST HAS
BEEN SEPARATELY SUBMITTED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS MARKED [***] HEREIN.


approval or consent in its sole discretion. No waiver of any right or remedy of EB shall be effective unless provided by EB in writing signed by EB's Authorized Officer. A waiver by EB or a failure by Principal to perform one or more of any term or condition of this Agreement shall not constitute a waiver or excuse for nonperformance of any future performance pursuant to such term or condition and shall not constitute a waiver or excuse of nonperformance as to any other term or condition of the Agreement. If EB shall consent to or approve any conduct or condition, such consent or approval shall not be deemed to render unnecessary obtaining EB's consent or approval to any subsequent conduct or condition. Any proposed change or exception to the Agreement shall be sent to EB's Authorized Officer at EB's address listed in the Agreement or such other address as EB shall hereafter specify. Principal acknowledges that no change, exception or other modification to this Agreement may be made except in writing (including email) by EB's Authorized Officer. Notices given pursuant to this Agreement to Principal shall be provided to Principal address listed in the Agreement unless and until such different address is provided by Principal to EB's Authorized Officer in writing. Without limiting the other provisions hereof, all notices given pursuant to this Agreement shall be in writing and deemed received upon delivery to or receipt by the address or when delivery is declined.

      5. Execution. This Agreement may be executed in counterparts. The parties specifically agree that facsimile signatures shall be effective to bind the parties hereto. Each person who executes this Agreement represents that he or she is duly authorized to execute this Agreement in the capacity signed below and, as such, to bind the principal, if any, on whose behalf the signatory signs this document.

      6. Performance. The parties recognize and agree that time is of the essence in the performance of obligations under this Agreement. Without limiting any of EB's other remedies, EB may offset any amount owed to EB by Principal or its Affiliates (under this Agreement, another contract or applicable law) against any amount owed by EB to Principal or its Affiliates (under this Agreement, another contract or applicable law).

      7. Construction. This Agreement shall be interpreted in accordance with the fair and reasonable meaning of the words of this Agreement and, in that connection, Principal and EB respectively represent that it has been represented or has had the opportunity to be represented by its counsel in connection with the negotiation and execution of this Agreement and that each has become familiar with the provisions of this Agreement, which provisions have been fully negotiated between EB and Principal. EB and Principal agree that the provisions hereof are not to be construed either for or against either party as the drafting party. Except as expressly stated herein, this Agreement is not intended to confer any rights or remedies upon any person or entity that is not a party hereto. Without limiting the foregoing, except as expressly stated herein, Vendor is not a third party beneficiary of this Agreement and no obligation of Principal hereunder shall modify Vendor's obligations under the Subject Contract applicable law or limit Vendor's obligation for any breach of the Subject Contract or applicable law. In order to ensure compliance with this Agreement and the Subject Contracts, EB shall be entitled to audit the records of the Principal upon reasonable notice at any location(s) at which Principal conducts or has conducted business and Principal shall fully cooperate in such audit, including collecting such requested documents as EB shall request at the location specified for the audit.

      8. Communication. In the event that EB shall institute any communication or other system, including electronic data interchange (EDI), related to the Subject Contracts, at Principal's sole cost and expense, Principal shall acquire, install and maintain in good operating condition any such hardware, software and other items as are necessary to effectively participate in and facilitate communication related thereto. Without limiting the foregoing, Principal shall use its best efforts to maintain continuous email communication with EB.

      9. Miscellaneous Definitions. "Affiliate" shall mean a person or entity controlling, controlled by, or under common control with the subject person or entity, as well as any person or entity that has any material, economic or financial relationship or association with the subject entity. "Authorized Officer" shall mean EB's __________________ (or such successor position, if any, hereafter specified by EB in writing). "Law" shall mean any statute, code, court decision, court order, regulation, or other governmental directive or order. The word "including" shall be deemed to mean "including, but not limited to."

                                       A-2